SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  May 12, 1999


                               USA Networks, Inc.
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               (Exact name of Registrant as specified in Charter)

           Delaware                    0-20570                   59-2712887
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(State or Other Jurisdiction   (Commission File Number)         (IRS Employer
       of Incorporation)                                     Identification No.)



152 West 57th Street, New York, New York                       10019
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(Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code  (212) 314-7300
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

ITEM 5.       OTHER EVENTS

                  On February 8, 1999, USA Networks, Inc. ("USAi"), USANi LLC, Lycos, Inc. ("Lycos"), Ticketmaster Online-CitySearch, Inc. ("TMCS"), USA Interactive Inc. ("Newco") and two wholly owned subsidiaries of Newco entered into agreements relating to the combination of Lycos, TMCS and certain of USAi's assets in an entity to be controlled by USAi. On May 12, 1999, the parties jointly announced that they had agreed by mutual consent to terminate these agreements. The Termination Agreement requires Lycos to pay $25.5 million to USAi and $9.5 million to TMCS if prior to July 15, 1999 Lycos enters into an agreement with respect to, or, under certain circumstances, becomes subject to, certain acquisition proposals. In addition, subject to certain exceptions, USAi and TMCS each has agreed that until July 15, 1999 it will not acquire Lycos stock or make any proposals to acquire Lycos.

                  Attached hereto and incorporated herein by reference in their entirety as Exhibits 2.1 and 99.1, respectively, are copies of the Termination Agreement and a joint press release of USAi, Lycos and TMCS.



ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

              (c)      Exhibits.


Exhibit No.     Description
-----------     -----------

2.1 Termination Agreement, dated as of May 11, 1999, among USA Networks, Inc., Ticketmaster Online-CitySearch, Inc., Lycos, Inc., USA Interactive Inc., Lemma, Inc. and Tycho, Inc.

99.1 Joint press release, dated May 12, 1999, of USA Networks, Inc., Lycos, Inc. and Ticketmaster Online-CitySearch, Inc.




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

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         USA NETWORKS, INC.


Date: May 17, 1999                       By: /s/ Thomas J. Kuhn
                                            --------------------------------
                                            Thomas J. Kuhn
                                            Senior Vice President
                                            and General Counsel




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

                                  EXHIBIT INDEX


Exhibit No.    Description                                              Page No.
-----------    -----------                                              --------

2.1 Termination Agreement, dated as of May 11, 1999, among USA Networks, Inc., Ticketmaster Online-CitySearch, Inc., Lycos, Inc., USA Interactive Inc., Lemma, Inc. and Tycho, Inc.


99.1 Joint press release, dated May 12, 1999, of USA Networks, Inc., Lycos, Inc. and Ticketmaster Online-CitySearch, Inc.












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